EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 23, 2023, with respect to the consolidated financial statements of Pfizer Inc. and Subsidiary Companies and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
February 24, 2023